UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report July 15, 2021

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½

Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

At the time of the Company’s Annual Meeting of Stockholders on June 25, 2021 (“Annual Meeting”), there were insufficient votes to pass Proposal No. 2 (the Reincorporation of the Company from a Delaware corporation to a Nevada corporation), which would have required the affirmative vote of a majority of the outstanding shares of common stock of the Company (a higher standard for approval than the other proposals which, aside from election of directors, require a majority of those present and entitled to vote). Accordingly, voting took place on Proposal Nos. 1, 3 and 4 only, and the Annual Meeting was adjourned as to Proposal No. 2, to allow Enservco time to solicit additional votes. As announced at the Annual Meeting, the Annual Meeting will reconvene at 10:00 a.m. Mountain Time on July 23, 2021 at the Company’s headquarters and will be conducted primarily via conference call format. The Company has continued to accept stockholder votes on Proposal No. 2 only.

A press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
99.1	Press Release dated July 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 15, 2021.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chair and CEO